Exhibit 77D

COLUMBIA FUNDS SERIES TRUST I - SEMI-ANNUAL N-SAR REPORT FOR THE PERIOD ENDING 9/30/11

Columbia Bond Fund
Columbia Corporate Income Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Intermediate Bond Fund
Columbia International Growth Fund
Columbia Pacific/Asia Fund
Columbia Select Large Cap Growth Fund
Columbia Select Small Cap Fund
Columbia Value and Restructuring Fund
Columbia U.S. Treasury Index Fund
Columbia World Equity Fund
(each a "Fund", collectively the "Funds")

ITEM 77D/77Q1(b) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On July 29, 2011, Form Type 485BPOS, ACCESSION NO. 0001193125-11-202704,
post-effective amendment number 126 to the registration statement of Columbia Funds Series Trust I on behalf of the Fund was filed with the SEC. It is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The post-effective amendment disclosed, among other things, certain changes that were made to the descriptions of the principal investment strategies of the Columbia Corporate Income Fund, Columbia Select Large Cap Growth Fund and Columbia Value and Restructuring Fund.